                                  SCHEDULE 14A
                                 (RULE 14-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material under Section240.14a-12

                        ZAPME! CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2000

                            ------------------------

To the Stockholders:

    Notice is hereby given that the Annual Meeting of Stockholders of ZapMe! Corporation, a Delaware corporation ("ZapMe!" or the "Company"), will be held on Thursday, May 25, 2000 at 10:00 a.m., local time, at the Marriott Hotel, 2600 Bishop Drive, San Ramon, California for the following purposes:

    1. To re-elect six directors for the ensuing year and until their successors are duly elected and qualified.

    2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2000.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

    Only stockholders of record of the Company's Common Stock at the close of business on April 3, 2000, the record date, are entitled to vote at the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          By the Order of the Board of Directors
                                          of ZapMe! Corporation

                                          [/S/ RICK INATOME]

                                          RICK INATOME
                                          DIRECTOR, CHIEF EXECUTIVE OFFICER, AND
                                          PRESIDENT

San Ramon, California
April 26, 2000

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                               ZAPME! CORPORATION
                                ----------------

                                PROXY STATEMENT
                    FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                               PROCEDURAL MATTERS

GENERAL

    This Proxy Statement is being furnished to holders of Common Stock (the "Common Stock") of ZapMe! Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board Directors for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 25, 2000 at 10:00 a.m., local time, and at any adjournment or postponement thereof, for the purposes of considering and acting upon the matters set forth herein.

    The Annual Meeting will be held at the Marriott Hotel, 2600 Bishop Drive, San Ramon, California. The telephone number of the Marriott Hotel is (925) 867-9200. The Company's headquarters are located at 3000 Executive Parkway, Suite 150, San Ramon, California 94583. The Company's telephone number is (925) 543-0300.

    This Proxy statement and the accompanying form of proxy card are first being mailed on or about April 26, 2000, together with the Company's 2000 Annual Report to Stockholders, to all holders of Common Stock entitled to vote at the Annual Meeting.

VOTING AT THE ANNUAL MEETING; RECORD DATE

    Only holders of record of the Company's Common Stock at the close of business on April 3, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, there were 43,966,397 shares of the Company's Common Stock outstanding. No shares of preferred stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Beneficial Share Ownership by Principal Stockholders and Management."

QUORUM; REQUIRED VOTE

    The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Shares that are voted "FOR," "AGAINST" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as being entitled to vote on the subject matter (the "Votes Cast") with respect to such matter. While abstentions (votes "withheld") will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter, broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

PROXIES

    All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (1) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to ZapMe! Corporation, 3000 Executive Parkway, Suite 150, San Ramon, California 94583, Attention: Secretary.

EXPENSES OF SOLICITATION

    All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of the Company's Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, telegram, letter, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

    Stockholders may present proper proposals for inclusion in the Company's proxy statement for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the 2001 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than January 11, 2001, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of the stockholders. To be properly brought before an annual meeting or special meeting, nominations for the election of director or other business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or other person so authorized pursuant to the Company's Bylaws, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (3) otherwise properly brought before the meeting by a stockholder. For such nominations or other business to be considered properly brought before the meeting by a stockholder, such stockholder must have given timely notice and in proper form of his or her intent to bring such business before such meeting.

    To be timely, such stockholder's notice must be delivered to and received by the secretary of the Company at the principal executive offices of the Company not later than the close of business on the one hundred twentieth (120(th)) day prior to the first anniversary of the preceding year's annual meeting; or, for the 2001 annual meeting of stockholders, no later than January 25, 2001. However, in the event that the date of the meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth
(10th) day following the day on which public announcement of the date of such meeting is first made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:
(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his or her capacity as a proponent to a stockholder proposal. The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

    The rules of the Securities and Exchange Commission (the "SEC") provide that a proxy may confer discretionary authority to vote on a matter for an annual meeting of stockholders if the proponent fails to notify the Company at least forty-five (45) days prior to the month and day of mailing of the prior year's proxy statement. Accordingly, if a proponent does not notify the Company on or before March 12, 2001 of a proposal for the 2001 Annual Meeting, management may use its discretionary voting authority to vote on such proposal. All notices of proposals by stockholders, whether or not included in the Company's proxy materials should be sent to ZapMe! Corporation, 3000 Executive Parkway, Suite 150, San Ramon, California 94583.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

GENERAL

    The Company's Board of Directors is currently comprised of six members. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not expected that any nominee will be unable or will decline to serve as a director.

      INFORMATION REGARDING NOMINEES FOR MEMBERS OF THE BOARD OF DIRECTORS

    Set forth below is certain information regarding the nominees for directors of the Board. There is no family relationship among any of the directors or executive officers of ZapMe!.

NAME                            AGE            PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----                          --------   --------------------------------------------------------
Lance Mortensen.............     47      Mr. Mortensen is a founder of ZapMe! Corporation and has
                                         been Chairman of the Board since the Company's
                                         inception. Mr. Mortensen began the planning and
                                         preliminary organization of ZapMe! in 1996, and
                                         incorporated us in June 1997. Prior to founding ZapMe!,
                                         Mr. Mortensen was Chief Executive Officer of Monterey
                                         Pasta Company, a food service company, from January 1993
                                         to October 1995. From 1981 to 1992 he was President of
                                         Morweg Construction Company, a California residential
                                         construction company.

Rick Inatome................     46      Mr. Inatome joined ZapMe! in September 1999 and is the
                                         Chief Executive Officer of the Company. From July 1993
                                         to September 1999, Mr. Inatome was Chairman of the Board
                                         of Inacom, a technology services firm. Mr. Inatome
                                         currently serves on the Board of Directors of Sylvan
                                         Learning Systems, Inc., RL Polk, Saturn Electronics, AAA
                                         and Atlantic Premium Brands.

Michael Arnouse.............     43      Mr. Arnouse has been a member of the Board of Directors
                                         of ZapMe! Corporation since October 1998. Mr. Arnouse
                                         has spent the past 10 years as a business consultant and
                                         financier for private and publicly traded companies.
                                         During that period, he had financed more than 50
                                         transactions totaling in excess of five hundred million
                                         dollars. Mr. Arnouse co-founded Sky Trek International
                                         Airlines and served as Chairman of the Board of
                                         Directors from January 1996 until June 1998 and
                                         continues to serve on its board. Mr. Arnouse is
                                         currently employed as Chairman and President of Wharton
                                         Capital Partners Ltd., a New York based investment
                                         banking and financial consulting firm. Mr. Arnouse also
                                         serves as president of State Capital Market Group Ltd.,
                                         a privately owned investment and business consulting
                                         company.

NAME                            AGE            PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----                          --------   --------------------------------------------------------
Douglas Becker..............     34      Mr. Becker has been a member of the Board of Directors
                                         of ZapMe! Corporation since April 1999. Mr. Becker has
                                         been President and Co-Chief Executive Officer of Sylvan
                                         Learning Systems, Inc., a stockholder of the Company
                                         since April 1993. From February 1991 until April 1993,
                                         Mr. Becker was the Chief Executive Officer of the Sylvan
                                         Learning Center Division of Sylvan. He has been a
                                         Director of Sylvan since December 1986. Mr. Becker also
                                         serves as a director of Caliber Learning Network, Inc.
                                         and Constellation Energy Group. Mr. Becker was elected
                                         to the Company's Board of Directors pursuant to the
                                         terms of the Series D Preferred Stock Purchase
                                         Agreement.

Thomas Hitchner.............     48      Mr. Hitchner has been a member of the Board of Directors
                                         of ZapMe! Corporation since May 1999. Mr. Hitchner is a
                                         General Partner of QuestMark Partners, L.P., a
                                         stockholder of the Company, where he has been since
                                         January 1999. From 1988 to November 1998, he was with BT
                                         Alex. Brown, serving in a number of positions, including
                                         Managing Director and a founder and senior member of the
                                         Private Equity Group. Mr. Hitchner served as the senior
                                         private equity professional on 49 transactions while he
                                         was with the Private Equity Group of BT Alex. Brown, in
                                         which $973 million was invested. Mr. Hitchner was
                                         elected to the Company's Board of Directors pursuant to
                                         a voting agreement between QuestMark Partners, L.P.,
                                         Lance Mortensen, and ZapMe!, entered into in connection
                                         with the Series D preferred stock financing.

Jack Kemp...................     64      Mr. Kemp has been a member of the Board of Directors of
                                         ZapMe! Corporation since July 1999. Mr. Kemp has been
                                         Co-Director of Empower America, a political policy
                                         organization, since 1993. Mr. Kemp served as the
                                         Secretary of Housing and Urban Development from February
                                         1989 until January 1992 and, before that, for 18 years
                                         as a member of the United States House of
                                         Representatives. Mr. Kemp is also a director of Oracle
                                         Corporation, American Bankers Insurance Group, Inc.,
                                         Carson Products, Inc., a manufacturer and marketer of
                                         personal care products, Everen Securities, Inc., a
                                         securities firm, Proxicom, Inc., an internet services
                                         provider, Speedway Motorsports, Inc., a promoter and
                                         sponsor of motorsports and The Sports Authority, Inc., a
                                         sporting goods retailer. Mr. Kemp also sits on the
                                         compensation committee of Everen Securities, Inc., and
                                         on the advisory board of Thomas Weisel Partners, LLC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors held a total of five meetings (including regularly scheduled and special meetings) during fiscal 1999. During the last fiscal year, no incumbent director while a member of the Board of Directors attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which such director served.

    The Board of Directors of the Company has two standing committees: an Audit Committee and a Compensation Committee.

    The Audit Committee, which currently consists of Mr. Hitchner and Mr. Kemp, is responsible for, among other things, (1) recommending engagement of the Company's independent auditors, (2) approving the services performed by such auditors, (3) consulting with such auditors and reviewing with them the results of their examination, (4) reviewing and approving any material accounting policy changes affecting the Company's operating results, (5) reviewing the Company's control procedures and personnel, and (6) reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held no meetings during fiscal 1999 but plans to schedule quarterly meetings for fiscal year 2000.

    The Compensation Committee, which currently consists of Mr. Arnouse and Mr. Becker, is responsible for (1) reviewing and approving the compensation and benefits for the Company's officers and other employees, (2) administering the Company's stock purchase and stock option plans, and (3) making recommendations to the Board of Directors regarding such matters. The Compensation Committee held one meeting during fiscal 1999. Neither Mr. Arnouse nor Mr. Becker is an officer or employee of the Company.

COMPENSATION OF DIRECTORS

    In fiscal year 1999, the Company did not provide its Directors with cash compensation. However, Directors are reimbursed for their out of pocket expenses in attending Board meetings.

    Our 1998 Plan provides that options will be granted to non-employee directors pursuant to an automatic nondiscretionary grant formula. Each non-employee director will be granted an option to purchase 7,500 shares of Common Stock on the date of each Annual Meeting of the Stockholders of ZapMe!. Each option will be granted at the fair market value of the Common Stock on the date of grant. Options granted to non-employee directors under the Director Plan will be fully vested and exercisable on the date of grant. The exercise price of options granted under the 1998 Stock Plan is equal to 100% of the fair market value of the Common Stock on the date of grant. The options to be granted under the 1998 Plan will be nonqualified stock options. Nonqualified stock options are stock options which do not constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. Currently, all directors other than Mr. Mortensen and Mr. Inatome are eligible to participate in the 1998 Plan as non-employee directors. Mr. Mortensen and Mr. Inatome are eligible to participate in the 1998 Plan as employees.

    In June 1999, Mr. Arnouse, Mr. Hitchner and Mr. Becker, as outside directors of ZapMe!, were each granted options to purchase 20,000 shares of stock at an exercise price of $4.00. These options were immediately exercisable. In July 1999, Mr. Kemp, as an outside director of ZapMe!, was granted an option to purchase 20,000 shares of stock at an exercise price of $5.00 per share. This option was immediately exercisable.

REQUIRED VOTE

    Directors receiving a plurality of affirmative votes of the shares present or represented and entitled to be voted shall be elected. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

                         BENEFICIAL SHARE OWNERSHIP BY
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth certain information concerning the beneficial ownership of Common Stock of the Company as of March 10, 2000 for the following:
(1) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (2) each of the Company's directors; (3) each of the officers named in the Executive Compensation Table on page 10 hereof; and (4) all directors and executive officers of the Company as a group.

                                                                 SHARES       PERCENTAGE
                                                              BENEFICIALLY   BENEFICIALLY
5% STOCKHOLDERS, DIRECTORS AND OFFICERS                         OWNED(1)        OWNED
---------------------------------------                       ------------   ------------
5% STOCKHOLDERS(2)
Lance Mortensen(3)..........................................    9,000,000(4)     20.43%
Michael Arnouse(5)..........................................    5,306,560(6)     12.07

DIRECTORS
Rick Inatome(7).............................................    1,618,888         3.68
Douglas Becker..............................................    1,305,641(8)      2.97
Thomas Hitchner.............................................    2,183,680(9)      4.97
Jack Kemp...................................................       20,000(10)         *

EXECUTIVE OFFICERS
Bruce Bower(11).............................................       54,500            *
Donald Kingsborough(12).....................................      100,000(13)         *
Dave Lundberg(14)...........................................       24,166(15)         *
Robert Stoffregen(16).......................................       39,166(17)         *

All directors and executive officers as a group (14
  persons)..................................................   19,695,768(18)     44.47%

------------------------

*   Less than 1%.

 (1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days of April 3, 2000 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

 (2) This information was obtained from filings made with the SEC pursuant to
     Section 13(g) of the Exchange Act. Unless otherwise indicated, the address of each of the individuals or entities named above is: c/o ZapMe! Corporation, 3000 Executive Parkway, Suite 150, San Ramon, California 94583.

 (3) Mr. Mortensen is also Chairman of the Board of the Company.

 (4) Includes options to purchase 100,000 shares of Common Stock of the Company exercisable within 60 days of April 3, 2000.

 (5) Mr. Arnouse is also a Director of the Company.

 (6) Includes options to purchase 20,000 shares of Common Stock of the Company exercisable within 60 days of April 3, 2000.

 (7) Mr. Inatome is also President and Chief Executive Officer of the Company.

 (8) Includes options to purchase 20,000 shares of Common Stock of the Company exercisable within 60 days of April 3, 2000. Also includes 652,495 shares held by Sylvan Learning Systems, Inc., of which Mr. Becker is President and Co-Executive Officer. Mr. Becker disclaims beneficial ownership of the shares held by Sylvan, except to the extent of the beneficial ownership interest of his pecuniary interest therein. Also includes 483,146 shares held by Sterling ZapMe LLC, of which 57,196 shares represent, The Douglas
     L. Becker Irrevocable Trust over which Mr. Becker has no voting or dispositive power.

 (9) Includes options to purchase 20,000 shares of Common Stock of the Company exercisable within 60 days of April 3, 2000, which are held by QuestMark Partners, L.P., an entity with which Mr. Hitchner is affiliated. Mr. Hitchner disclaims beneficial ownership of the shares held by QuestMark Partners, L.P., except to the extent of his general partnership interest therein.

 (10) Includes options to purchase 20,000 shares of shares of Common Stock of the Company exercisable within 60 days of April 3, 2000.

 (11) Mr. Bower is the Senior Vice President of Business and Corporate Development of the Company.

 (12) Mr. Kingsborough is Senior Vice President of Sales and Marketing of the Company.

 (13) Includes options to purchase 100,000 shares of Common Stock of the Company exercisable within 60 days of April 3, 2000.

 (14) Mr. Lundberg is Vice President of Engineering and Chief Technical Officer of the Company.

 (15) Includes options to purchase 21,666 shares of Common Stock of the Company exercisable within 60 days of April 3, 2000.

 (16) Mr. Stoffregen served as Chief Financial Officer of the Company from January 1999 through February 2000. Subsequently, Mr. Robert Edwards was appointed to that position.

 (17) Includes options to purchase 36,666 shares of Common Stock of the Company exercisable within 60 days of April 3, 2000.

 (18) Includes options to purchase 344,999 shares of Common Stock of the Company exercisable within 60 days of April 3, 2000.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information concerning total compensation received by the Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer during the last fiscal year (the "Named Officers") for services rendered to the Company in all capacities during the last three fiscal years.

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                           ANNUAL             AWARDS
                                                                        COMPENSATION       ------------
                                                                     -------------------    SECURITIES
                                                           FISCAL     SALARY     BONUS      UNDERLYING
NAME AND PRINCIPAL POSITION                                 YEAR       ($)        ($)      OPTIONS (#)
---------------------------                               --------   --------   --------   ------------
Lance Mortensen.........................................    1999     248,400        -0-           -0-
Chairman(1)                                                 1998     273,052        -0-       300,000
                                                            1997     124,200        -0-       600,000

Rick Inatome............................................    1999      71,846        -0-       200,000
President and Chief Executive Officer                       1998         -0-        -0-           -0-
                                                            1997         -0-        -0-           -0-

Don Kingsborough........................................    1999     151,981     50,000       300,000
SVP, Sales and Marketing                                    1998         -0-        -0-           -0-
                                                            1997         -0-        -0-           -0-

Bruce Bower.............................................    1999     134,875     35,000       115,000
SVP, Business and Corporate Development                     1998      21,000      5,000       150,000
                                                            1997         -0-        -0-           -0-

Robert Stoffregen.......................................    1999     125,000     35,000        40,000
Chief Financial Officer(2)                                  1998         -0-        -0-       110,000
                                                            1997         -0-        -0-           -0-
Dave Lundberg...........................................    1999     127,084     45,833       110,000
VP, Engineering and Chief Technical Officer                 1998         -0-        -0-        40,000
                                                            1997         -0-        -0-           -0-

------------------------

(1) Mr. Mortensen served as the Company's Chief Executive Officer from June of 1997 to September of 1999, at which time Mr. Inatome was appointed to that position.

(2) Mr. Stoffregen served as the Company's Chief Financial Officer from January 1999 through February 2000. Subsequently, Mr. Robert Edwards was appointed to that position.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth, as to the Named Officers, information concerning stock options granted during the fiscal year ended December 31, 1999.

                                              INDIVIDUAL GRANTS
                            -----------------------------------------------------
                                         PERCENT OF TOTAL                           POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF        OPTIONS                                   ASSUMED ANNUAL RATES OF
                            SECURITIES       GRANTED                                STOCK PRICE APPRECIATION FOR
                            UNDERLYING     TO EMPLOYEES                                    OPTION TERM(4)
                             OPTIONS            IN          EXERCISE   EXPIRATION   -----------------------------
NAME                        GRANTED(1)    FISCAL YEAR(2)     PRICE      DATE(3)         5%                10%
----                        ----------   ----------------   --------   ----------   -----------       -----------
Rick Inatome..............   100,000           3.28          $15.00     12/21/09           -0-           534,000
Rick Inatome..............   100,000           3.28          $20.00     12/21/09           -0-            34,000
Don Kingsborough..........   300,000           9.86          $ 2.50      4/26/09     3,264,000         5,352,000
Bruce Bower...............    30,000           0.98          $ 4.00      6/25/09       281,400           490,200
Bruce Bower...............    85,000           2.79          $ 8.88     12/21/09       382,925           974,525
Robert Stoffregen(5)......    40,000           1.31          $ 4.00      6/25/09       125,064           217,861
Dave Lundberg.............    25,000           0.82          $ 2.50       4/1/09       272,000           446,000
Dave Lundberg.............    85,000           2.79          $ 4.00      6/25/09       797,300         1,388,900

------------------------

(1) All options in this table were granted under the 1998 Stock Option Plan and have exercise prices not less than the fair market value on the date of grant. All such options have ten-year terms. Options vest over either a three-year or four-year period at the rate of one-third at the end of each year from the date of grant or one-fourth on the first anniversary of the vesting commencement date and monthly thereafter.

(2) The Company granted options to purchase 3,042,566 shares of Common Stock to employees and consultants in fiscal 1999.

(3) Options may terminate before their expiration upon the termination of optionee's status as an employee or consultant, the optionee's death or an acquisition of the Company.

(4) Potential realizable value assumes that the stock price increases from the exercise price from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of approximately 63% (at 5% per year) and 159% (at 10% per year). If the price of the Company's Common Stock were to increase at such rates from the price at 1999 fiscal year end ($8.63 per share) over the next 10 years, the resulting stock price at 5% and 10% appreciation would be $14.05 and $22.37, respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option.

(5) Mr. Stoffregen resigned as Chief Financial Officer in February 2000. Pursuant to an agreement by and between the Company and Mr. Stoffregen, Mr. Stoffregen is entitled to exercise 13,333 shares on June 25, 2000 and has no right to vest in any other shares of the Company's Common Stock granted during fiscal year ended December 31, 1999.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth, as to the Named Officers, certain information concerning stock options exercised during fiscal 1999 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1999. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 1999.

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                    SHARES       VALUE     OPTIONS AT FISCAL YEAR END     AT FISCAL YEAR END($)(1)
                                 ACQUIRED ON    REALIZED   ---------------------------   ---------------------------
NAME                             EXERCISE (#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             ------------   --------   -----------   -------------   -----------   -------------
Lance Mortensen...............          -0-         -0-      100,000        200,000         752,500       1,505,000
Rick Inatome..................          -0-         -0-          -0-        200,000             -0-             -0-(2)
Don Kingsborough..............          -0-         -0-      100,000        200,000         612,500       1,225,000
Bruce Bower...................       50,000     381,250          -0-        215,000             -0-         901,250(3)
Robert Stoffregen (4).........          -0-         -0-          -0-        150,000             -0-         968,750
Dave Lundberg.................          -0-         -0-       13,333        136,667          94,998         736,252

------------------------

(1) Market value of underlying securities based on the closing price of Company's Common Stock on December 31, 1999 (the last trading day of fiscal
    1999) on the Nasdaq National Market of $8.625 minus the exercise price.

(2) The exercise price of options granted exceeds the fair market value of $8.625 of the Company's Common Stock on December 31, 1999.

(3) Excludes options to purchase 85,000 shares of the Company's Common Stock which were unexercisable as of December 31, 1999 and which were not in-the-money as of such date.

(4) Mr. Stoffregen resigned as Chief Financial Officer in February 2000. Pursuant to a grant of options to purchase 110,000 shares of Common Stock on December 1998, Mr. Stoffregen has the right to purchase 36,666 shares which vested in December 1999. Mr. Stoffregen was granted additional options to purchase 40,000 shares on June 1999. Pursuant to an agreement entered into on February 2000 by and between the Company and Mr. Stoffregen, Mr. Stoffregen is entitled to exercise 13,333 shares on June 25, 2000 and has no right to vest in any other shares of the Company's Common Stock granted during fiscal year ended December 31, 1999.

                         COMPENSATION COMMITTEE REPORT

    REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors (the "Compensation Committee") is currently comprised of two non-employee directors. The Compensation Committee is responsible for establishing the policies and programs which determine the compensation of ZapMe!'s officers and other employees. The Compensation Committee sets base cash compensation and bonus compensation on an annual basis for the Chief Executive Officer and the other executive officers and employees of the Company. In addition, the Compensation Committee administers the Company's stock incentive plan. The Compensation Committee considers both internal data, including corporate goals and individual performance, as well as external data from outside compensation consultants and independent executive compensation data from comparable high technology companies, in determining officers' compensation.

    COMPENSATION PHILOSOPHY

    When creating policies and making decisions concerning executive compensation, the Compensation Committee:

    - Ensures that the executive team has clear goals and accountability with respect to corporate performance;

    - Establishes pay opportunities that are competitive based on prevailing practices for the industry, the stage of growth of the Company, and the labor markets in which ZapMe! operates;

    - Independently assesses operating results on a regular basis in light of expected Company performance; and

    - Aligns pay incentives with the long-term interests of the Company's stockholders.

    COMPENSATION PROGRAM

    ZapMe!'s executive compensation program has three major components, all of which are intended to attract, retain and motivate highly effective executives:

    1. Base salary for executive officers is set annually by reviewing the competitive pay practices of comparable high technology companies. Local (San Francisco Bay Area) and national data are examined and taken into account, along with the skills and performance of the individual and the needs of the Company.

    2. Cash incentive compensation is designed to motivate executives to attain short-term and longer-term corporate, business unit and individual management goals. The actual annual cash bonuses received by an executive depend upon attainment of these specified business goals. The formula for incentive bonuses for fiscal year 1999 was based on the achievement of certain revenue growth and operating margin targets, together with the attainment of corporate goals. It is the intention of the Compensation Committee in fiscal year 2000 to continue this linkage between the achievement of specific financial targets and corporate goals, and the payment of incentive cash compensation, for officers and other executives in the Company.

    3. Equity-based incentive compensation has been provided to employees and management through the Company's stock incentive plans. Under these plans, officers, employees and certain consultants to the Company are eligible to be granted stock options based on competitive market data, as well as their responsibilities and position in the Company. These options allow participants to purchase shares of ZapMe! Common Stock at the market price on the date of the grant, subject to vesting during the participant's employment with the Company. Employees are also permitted to purchase shares of the Company's Common Stock, subject to certain limitations, at eighty-five percent (85%) of fair market value under the Employee Stock Purchase Plan. The purpose of these stock plans is to instill the economic incentives of ownership and to create management incentives to improve stockholder value. The Company's stock option plans utilize vesting periods to encourage employees and executives to remain with the Company and to focus on longer-term results.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Mortensen served as the Company's Chief Executive Officer during the last fiscal year until September 1999, at which time Mr. Inatome succeeded him to that position. In determining the compensation of the Company's Chief Executive Officer for the fiscal year ended December 31, 1999, the Compensation Committee reviewed industry surveys of compensation paid to chief executive officers of comparable companies, with a focus on those companies located in the San Francisco Bay Area, and evaluated achievement of corporate individual objectives for the fiscal year. Mr. Mortensen's annual base compensation for fiscal year 1999 was $248,400. Mr. Mortensen was not eligible for an employee bonus for the fiscal year ended December 31, 1999, as the employee bonus program was not yet established during the time period he served as Chief Executive Officer of the Company. Mr. Inatome's annual base compensation for fiscal year 1999 was $240,000, of which he earned $71,846 for the time period during that year which he served as Chief Executive Officer. Like other executive officers, Mr. Inatome is eligible to receive an incentive bonus determined on the basis of
(i) the Company's revenue growth and operating margin and (ii) the achievement of specific corporate goals.

Neither Mr. Mortensen nor Mr. Inatome received incentive bonuses for fiscal year 1999. Mr. Inatome was granted options to buy an aggregate of 200,000 shares of ZapMe! Common Stock in December 1999, and rights to purchase 1,000,000 restricted shares in September 1999 and 500,000 restricted shares in December 1999, respectively. We believe it is critical to the Company's long-term success to continue to tie the Chief Executive Officer's incentive to the Company's performance and to align individual financial interests more closely with those of stockholders.

    OTHER EXECUTIVE COMPENSATION

    ZapMe! provides certain compensation programs to executives that are also available to other Company employees, including pre-tax savings plans and medical/dental/vision benefits. There are no pension programs. The Company does not provide executive perquisites such as club memberships.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Beginning in 1994, the Internal Revenue Code of 1986, as amended (the "Code") limited the federal income tax deductibility of compensation paid to the Company's chief executive and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering the Company's current compensation plans and policy, the Company and the Compensation Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company's compensation plans and policy will be modified to maximize deductibility if the Company and the Compensation Committee determine that such action is in the best interests of the Company.

                                          COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Michael Arnouse
                                          Douglas Becker

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

    The following graph compares the cumulative total return to stockholders on the Company's Common Stock with the cumulative return of the Nasdaq Composite Stock Market Index (the "Nasdaq Composite Index") and the Chase H&Q Internet 100 Index (the "H&Q 100 Index"). The graph assumes that $100 was invested on October 20, 1999 in the Company's Common Stock, the Nasdaq Composite Index and the Chase H&Q Internet 100 Index, including reinvestment of dividends. No dividends have been declared or paid on the Company's Common Stock. Historic price performance is not indicative of future stock price performance.

                 COMPARISON OF 2 MONTH CUMULATIVE TOTAL RETURN*
                           AMONG ZAPME! CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE CHASE H & Q INTERNET 100 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                NASDAQ STOCK   CHASE H & Q
            ZAPME! CORPORATION  MARKET (U.S.)  INTERNET 100
10/20/1999             $100.00        $100.00       $100.00
12/31/1999              $78.41        $145.24       $190.23

        * $100 INVESTED ON 10/20/99 IN STOCK OR INDEX -
        INCLUDING REINVESTMENT OF DIVIDENDS.
        FISCAL YEAR ENDING DECEMBER 31.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Prior to June 1999, the compensation committee was composed of Mr. Mortensen, our Chairman of the Board and Mr. Arnouse. Mr. Mortensen previously served as the Company's Chief Executive Officer from June 1997 to September 1999. The committee is currently composed of Messrs. Arnouse and Becker. Mr. Becker serves as Co-CEO of Sylvan Learning Systems, Inc. ("Sylvan"). Mr. Inatome, our President and CEO, is a member of Sylvan's Board of Directors.

    Messrs. Arnouse and Mortensen, the members of the compensation committee during the previous fiscal year, were involved in the following transactions with ZapMe!:

    - On September 13, 1999, a majority of ZapMe!'s directors, excluding Mr. Mortensen, approved the grant of a Restricted Stock Purchase Right to purchase 300,000 shares of our Common Stock to Mr. Mortensen at an exercise price of $5.00 per share. The shares are subject to a right of repurchase in favor of ZapMe!, which will expire at a rate of one-third on each anniversary of the date of grant. ZapMe! has agreed to loan Mr. Mortensen, at his request, the amount necessary to pay for the aggregate exercise price of the stock purchase right, which loan will be secured by the shares purchased on exercise of the stock purchase right. The interest rate of the loan will be 5.98%;

    - We have paid Aquatic Innovations, Inc. approximately $98,000 and $94,000 for office equipment rental and other expenses incurred on behalf of ZapMe! in 1997 and 1998, respectively. Mr. Mortensen is the owner of Aquatic Innovations, Inc.; and

    - In January 1999, we issued a promissory note in the amount of $500,000 to Mr. Arnouse bearing an interest rate of 12.0% per annum. The note and approximately $12,000 of interest was paid in April 1999.

                 EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS

EQUITY TRANSACTIONS

    On March 31, 1999 and May 28, 1999, we issued and sold an aggregate of 5,594,110 shares of our Series D preferred stock at a purchase price of $5.00 per share to certain private investors, including:

    - 2,026,070 shares to QuestMark Partners, L.P., a major Stockholder and an entity with which Thomas Hitchner, one of our directors, is a general partner; and

    - 600,000 shares to Sylvan Learning Systems, Inc., and 448,333 shares to Sterling ZapMe LLC, entities with which Douglas Becker, one of our directors, is Co-Chief Executive Officer and a member respectively;

    Since January 1999, as part of the Company's normal review and determination of compensation, we have granted the following options and rights to purchase restricted stock to our executive officers:

    - In January 1999 and April 1999, Don Kingsborough, Senior Vice President, Sales and Marketing, was granted options to purchase 30,000, and 300,000 shares, respectively, of our Common Stock at an exercise price of $2.00 and $2.50 per share, respectively. These options vest at a rate of one-third per year. The options to purchase 30,000 shares of Common Stock were subsequently cancelled;

    - In April 1999 and June 1999, Dave Lundberg, Vice President, Engineering and Chief Technical Officer, was granted options to purchase 25,000 and 85,000 shares, respectively of our Common Stock at an exercise price of $2.50 and $4.00 per share, respectively. These options vest at a rate of one-third per year;

    - In April 1999, Robert Rudy, the former Vice President of Operations, was granted options to purchase 180,000 shares of our Common Stock at an exercise price of $2.50 per share. These options vest at a rate of one-third per year;

    - In June 1999, Robert A. Stoffregen, the former Chief Financial Officer, was granted an option to purchase 40,000 shares of our Common Stock at an exercise price of $4.00 per share. The options vest at a rate of one-third per year;

    - In June 1999 and December 1999, Bruce Bower, Senior Vice President, Business and Corporate Development, was granted options to purchase 30,000 and 85,000 shares, respectively of our Common Stock at an exercise price of $4.00 and $8.875 per share, respectively. These options vest at a rate of one-third on each anniversary date per year and one-fourth on the first anniversary date, and monthly thereafter, respectively;

    - In September 1999, Rick Inatome, President and Chief Executive Officer, was granted the right to purchase 1,000,000 restricted shares of the Company's Common Stock at an exercise price of $5.00 per share. In December 1999 Mr. Inatome was granted the right to purchase 500,000 restricted shares of the Company's Common Stock at an exercise price of $8.875 per share. These shares are subject to a right of repurchase in favor of ZapMe!, which will expire at a rate of one-fourth of the shares subject to each such option on the first anniversary of the vesting commencement date of December 21, 2000, and 1/48 of the shares subject to the stock purchase right each month thereafter. ZapMe! has agreed to loan Mr. Inatome, at his request, the amount necessary to pay for the aggregate exercise price of the stock purchase right, which loan will be secured by the shares purchased on exercise of the stock purchase right. The interest rate of the loan will be 5.98%.

    - In December 1999 Mr. Inatome was granted options to purchase 100,000 and 100,000 shares, respectively of Common Stock at an exercise price of $15.00, and $20.00 per share, respectively. The options vest at a rate of one-fourth on the first anniversary date and monthly thereafter;

    - In September 1999, William S. Burwell, Chief Information Officer, was granted options to purchase 175,000 shares of Common Stock at an exercise price of $10.00 per share. These options vest at a rate of one-third per year;

    - In November and December 1999, Philip Wise, Senior Vice President, Strategic Alliances and Deployment, was granted options to purchase 185,000 and 30,000 shares, respectively, at an exercise price of $11.25 and $8.875 per share, respectively, of Common Stock. The options vest at a rate one-forth per year and monthly thereafter; and

    - In December 1999, Robert Kimberly Gaynor, Executive Vice President, Chief Management Officer, was granted options to purchase 380,000 shares of Common Stock at an exercise price of $8.875 per share. The options vest at a rate of one-forth per year, with 40,000 of the 380,000 shares to expire if Mr. Gaynor is not appointed Chief Operations Officer by May 2001.

EMPLOYMENT AGREEMENTS

    In September 1999, the Company entered into an Employment Agreement with Rick Inatome pursuant to which he assumed the position of President and Chief Executive Officer. In connection with Mr. Inatome's Employment Agreement the Company granted him the right to purchase an aggregate of 1,000,000 restricted shares of the Company's Common Stock at an exercise price of $5.00 per share. These shares are subject to a right of repurchase in favor of ZapMe!, which will expire at a rate of twenty-five percent on the first anniversary of the grant date and one forty-eighth of the shares at the end of each month thereafter. The Company will be required to record deferred compensation during the three months ending September 30, 1999 representing the difference between the price paid and the deemed fair value of the Company's Common Stock. This amount will amortized by charges to operations over the vesting period of the stock. The Company has also agreed to loan the amount necessary to pay for the aggregate purchase price of the option, which will be secured by a full recourse promissory note. The promissory note has a term of four years and bears an interest rate of 5.98%.

    In September 1999, the Company granted the right to purchase 300,000 restricted shares of the Company's Common Stock, to Lance Mortensen, the Company's Chairman of the Board of Directors, at an exercise price of $5.00 per share. The shares are subject to a right of repurchase in favor of

ZapMe!, which will expire at a rate of one-third annually from the date of grant. The Company will be required to record deferred compensation during the three months ending September 30, 1999 representing the difference between the price paid and the deemed fair value of the Company's Common Stock. This amount will amortized by charges to operations over the vesting period of the stock. The Company has also agreed to loan the amount necessary to pay for the aggregate purchase price of the option, which will be secured by a full recourse promissory note. The promissory note has a term of three years and bears an interest rate of 5.98%.

    In December 1999, the Company granted Mr. Inatome the right to purchase 500,000 restricted shares of the Company's Common Stock at an exercise price of $8.875 per share under the Company's 1998 Stock Plan. The shares are subject to a right of repurchase in favor of ZapMe!, which will expire at a rate of twenty-five percent on the first anniversary of the grant date and one forty-eighth of the shares at the end of each month thereafter. The Company has also agreed to loan the amount necessary to pay for the aggregate purchase price of the option, which will be secured by a full recourse promissory note. The promissory note has a term of four years and bears an interest rate of 6.47%.

    In December 1999, the Company entered into an Employment Agreement with R. Kimberly Gaynor, pursuant to which he assumed the position of Chief Management Officer. In connection with Mr. Gaynor's Employment Agreement the Company provided a comprehensive executive relocation plan to allow for reimbursement for all reasonably incurred direct relocation expenses, such as fees for moving personal effects, travel, and temporary housing but excluding adjustments for differences in housing values between the San Francisco Bay Area and Michigan.

    We have entered into agreements with certain of our officers providing for payments upon termination of their employment.

    - Our agreement with Darryl Deaton, a Vice President and Director of the Company, provides that he will receive a minimum compensation level of $10,000 per month, paid through December 31, 1999 regardless of whether either he or ZapMe! terminates his employment voluntarily or with cause.

    - Our agreement with Mr. Kingsborough provides that in the event that he terminates his employment for good reason, or if ZapMe! terminates his employment without cause, he will receive nine months of base salary, if the termination occurs prior to the first anniversary of his employment at ZapMe!, or six months of base salary, if the termination occurs prior to the third anniversary of his employment. Mr. Kingsborough is also entitled to a pro rata portion of the cash bonus otherwise payable to him under these circumstances.

    - Our agreement with Mr. Rudy provides that, in the event he terminates his employment for good reason, or if ZapMe! terminates his employment without cause, he will receive six months of base salary, six months of non-cash benefits, a pro rata share of the cash bonus otherwise payable to him, and accelerated vesting of his options, to the lesser of 30,000 shares or the balance of the unvested shares under Mr. Rudy's initial grant of options.

    - Our agreement with Mr. Inatome provides that, in the event that ZapMe! terminates his employment without his consent and for a reason other than cause, death, or disability, he will receive his then current base salary for a period of one year, provided that he does not compete with ZapMe! during that term.

    - Our agreement with Mr. Gaynor provides that, in the event that ZapMe! terminates his employment without his consent and for a reason other than cause, death, or disability, he will receive his then current base salary for a period of one year, provided that he does not compete with ZapMe! during that term.

    In January 2000, ZapMe! entered into a Settlement Agreement and Mutual Release with Robert Rudy whereby Mr. Rudy will provide consulting services to the Company beginning January 6, 2000 through April 12, 2000 at an annual rate of $110,000 per year, plus any performance-based bonus for fiscal 1999 to which Mr. Rudy would have been entitled as an employee of ZapMe!. Under the terms of the Settlement Agreement, if Mr. Rudy delivers a sponsorship agreement between ZapMe! and certain specified companies, ZapMe! will pay Mr. Rudy an amount equal to 1% of the value of the sponsorship agreement. Additionally, the Settlement Agreement provides that options to purchase 60,000 shares of the Company's Common Stock previously granted to Mr. Rudy will vest and become exercisable on April 12, 2000. The Settlement Agreement also provides that Mr. Rudy and ZapMe! release each other from all potential claims they may have against each other in connection with Mr. Rudy's employment with ZapMe! and any matters related to that employment.

    In February 2000, ZapMe! entered into a Settlement Agreement and Mutual Release with Robert Stoffregen whereby Mr. Stoffregen will provide consulting services to the Company beginning February 5, 2000 through June 25, 2000 in exchange for payment to Mr. Stoffregen of a nonrefundable retainer of $2,000 per month, creditable against Mr. Stoffregen's consulting services provided at a rate of $300 per hour. The Settlement Agreement also provides that options to purchase 13,333 shares of the Company's Common Stock previously granted to Mr. Stoffregen will vest and become exercisable on June 25, 2000. The Settlement Agreement further provides that Mr. Stoffregen and ZapMe! release all potential claims they may have against each other in connection with Mr. Stoffregen's employment with ZapMe! and any matters related to that employment.

OTHER TRANSACTIONS

    In March 1999, ZapMe! entered into a "Products and Services Agreement" with Sylvan Learning Systems, Inc. The Agreement grants Sylvan an exclusive right to deliver products and services on the ZapMe! systems in schools. The products and services include student tutoring, information training services, test preparation programs and other computer based tests. We will earn fees based upon the number of eligible schools and the length of time eligible schools have been operational. In particular, we will earn 35% of the net operating profit derived each quarter from Sylvan products and services sold through our network. This percentage will decrease with each $5 million in fees until it reaches 20%. During 1999, we will earn a minimum of $250,000 in such fees, creditable against future years to the extent earned fees do not equal this amount. In subsequent years, the minimum will be calculated according to a formula based on the total number of schools in the ZapMe! network and years the schools have been installed. In addition, Sylvan is a charter sponsor of our network in an amount of $500,000, which will increase by 20% per year assuming satisfactory performance, at most favored party pricing at least 25% and 50% below standard pricing in 1999 and 2000 respectively. This sponsorship amount is creditable against fees payable to ZapMe! for sales of Sylvan's products and services through our network. The initial term of the agreement will expire on December 31, 2003 with a five-year renewal option subject to our earning minimum fees from the agreement. Mr. Becker is the Co-Chief Executive Officer of Sylvan.

    As consideration to enter into the agreement, Sylvan was issued a warrant for 150,000 shares of ZapMe!'s Common Stock at $5.00 per share. The warrant is exercisable in whole after Sylvan issues its release of audited financial statements for the year ended December 31, 2003 and subject to ZapMe! earning a minimum fee per eligible school during the year ended December 31, 2003.

    ZapMe! purchases VSAT data communications equipment from Gilat Satellite Networks, Ltd. and Spacenet Inc., its subsidiary. During June 1999, ZapMe! paid approximately $1.8 million to Gilat and SpaceNet for equipment, consulting services and software license fees. On June 11, 1999, ZapMe! and Spacenet entered into an agreement whereby Spacenet will provide us with equipment, installation and space segment for a fixed fee per school installment. ZapMe! does not receive any preferential treatment with respect to the pricing terms contained in this Agreement, which was negotiated at arms-length. Spacenet does provide ZapMe! a monthly services credit for thirty-six months commencing on the effective date of the Agreement. To the extent that monthly services fees are less than the monthly credit ZapMe! receives, the difference may be applied to Service fees for subsequent months.

    Yoel Gat, a co-founder of Gilat Satellite Networks Ltd., was a director of ZapMe! from June 1999 through October 1999. In connection with his resignation from the ZapMe! Board of Directors on October 15, 1999, Mr. Gat has agreed not to serve on our Board for the foreseeable future. Mr. Gat will retain observer rights on the Board, which will give him the opportunity to participate in most Board discussions. He will not, however, have a vote or the other rights of a director.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

    Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during fiscal 1999 all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with, except for the following filings:

    - A Form 5 was filed in February of 2000 to report shares purchased in October of 1999 by Sylvan Learning Systems, of which Mr. Becker is the Co-Chief Executive Officer.

    - A Form 5 was filed in February of 2000 to report shares purchased in October of 1999 by William S. Burwell, Chief Information Officer of the Company.

    - A Form 5 was filed in February of 2000 to report shares purchased in October of 1999 by Bruce D. Bower, Senior Vice President of Business and Corporate Development of the Company. An amended Form 5 was filed in March of 2000 to revise the total number of shares owned by Mr. Bower.

    - A Form 5 was filed in February of 1999 to report shares purchased in October of 1999 by Dave Lundberg, Vice President and Chief Technical Officer of the Company.

                                 PROPOSAL NO. 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2000, and has determined that it would be desirable to request that the stockholders ratify such appointment.

    Ernst & Young LLP has audited the Company's financial statements since the Company's inception. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

REQUIRED VOTE

    Although stockholder approval is not required for the appointment of Ernst & Young LLP since the Board of Directors has the responsibility of selecting auditors, the Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the votes duly cast at the Annual Meeting. In the event that the stockholders do not approve the selection of Ernst & Young LLP, the Board of Directors will reconsider its appointment.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION
             OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT
               AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 2000.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have the discretion to vote the shares they represent in accordance with their own judgment on such matters.

    It is important that your shares be presented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                          THE BOARD OF DIRECTORS

San Ramon, California
April 26, 2000

                                   APPENDIX A

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters

Sincerely,

ZapMe! Corporation

                                   DETACH HERE

         PROXY

                               ZAPME! CORPORATION

                        3000 EXECUTIVE PARKWAY, SUITE 150
                               SAN RAMON, CA 94583

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby appoint John L. Flynn with the power to appoint his substitute, and hereby authorize him to represent and to vote, as designated on the reverse side, all shares of Common Stock of ZapMe! Corporation (the "Company") held of record by the undersigned on April 3, 2000 at the Annual Meeting of Stockholders to be held on May 25, 2000 and any adjournments thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

         PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                   DETACH HERE

  /X/    PLEASE MARK
         VOTES AS IN
         THIS EXAMPLE.

1.       Election of Directors

         Nominees: Lance Mortensen, Rick Inatome, Michael Arnouse, Douglas
                   Becker, Thomas Hitchner and Jack Kemp.

                  FOR               WITHHELD

                  / /               / /

           / /    -----------------
                  For all nominees except as noted above

2.       Ernst & Young LLP as independent auditors for the Company.

                  FOR               WITHHELD

                  / /               / /

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   / /

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:                                          Date:
                  --------------------------                 -------------------
Signature:                                          Date:
                  --------------------------                 -------------------




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